As filed with the Securities and Exchange Commission on August 26, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SMITH MICRO SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0029027
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

5800 Corporate Drive

Pittsburgh, PA 15237

(412) 837-5300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Smith Micro Software, Inc. 2015 Omnibus Equity Incentive Plan

(Full title of the Plan(s))

William W. Smith, Jr.

President and Chief Executive Officer

Smith Micro Software, Inc.

120 Vantis, Suite 350

Aliso Viejo, CA 92656

(949) 362-5800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jennifer R. Minter, Esq.
Brian Novosel, Esq.

Buchanan Ingersoll & Rooney PC

Union Trust Building

501 Grant Street, Suite 200

Pittsburgh, PA 15219

(412) 562-8800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a nonaccelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	5,000,000	$ 3.85	$ 19,250,000	$ 2,498.65

(1)    Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the above-referenced plan.

(2)    Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low prices of the Registrant’s Common Stock reported on NASDAQ on August 21, 2020.

EXPLANATORY NOTE

Smith Micro Software, Inc. (the “Registrant,” “we,” “us,” “our”) is filing this registration statement on Form S-8 (this “Registration Statement”) for the purpose of registering an additional 5,000,000 shares of our common stock, par value $0.001 per share (“Common Stock”) for issuance under the Smith Micro Software, Inc. 2015 Omnibus Equity Incentive Plan, as amended (the “Plan”). The increase in the number of shares authorized for issuance under the Plan was approved by our stockholders at our annual meeting held on June 9, 2020. The 5,000,000 shares of Common Stock being registered pursuant to this Registration Statement are in addition to the 2,125,000 shares of Common Stock, after adjusting for the reverse stock split effective as of August 17, 2016, currently registered on our registration statement on Form S-8 filed on July 29, 2015, registration number 333-205924, and the 2,500,000 shares of Common Stock currently registered on our registration statement on Form S-8 filed on August 17, 2018, registration number 333-226914 (collectively, the “Prior Registration Statements”). This Registration Statement relates to the same class of securities to which the Prior Registration Statements relate and is submitted pursuant to General Instruction E to Form S-8. Pursuant to General Instruction E, this Registration Statement incorporates by reference the contents of the Prior Registration Statements.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.Incorporation of Documents by Reference.

This Registration Statement incorporates by reference the documents listed below, which were previously filed by us with the Securities and Exchange Commission (the “SEC”) (other than portions of these documents that are deemed furnished rather than filed under applicable SEC rules and exhibits furnished in connection with such items):

(a) Annual Report on Form 10-K for the year ended December 31, 2019, filed on March 13, 2020 (file no. 001-35525);

(b) All other reports filed by us pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2019 (in each case, except for the information furnished under Items 2.02 or 7.01 in any current report on Form 8-K); and

(c) The description of our Common Stock contained in the Registration Statement on Form 8-A, filed on July 31, 1995 (file no. 000-26536), including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and other documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with SEC rules shall not be deemed incorporated by reference into this Registration Statement.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Description of Document

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement No. 33-95096) (P)

3.1.1

Certificate of Amendment to Amended and Restated Certificate of Incorporation dated July 11, 2000 (incorporated by reference to Exhibit 3.1.1 to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2000, filed on August 14, 2000)

3.1.2

Certificate of Amendment of Amended and Restated Certificate of Incorporation dated August 17, 2005 (incorporated by reference to Exhibit 3.1.2 to the Registrant’s Annual Report on Form 10-K for the period ended December 31, 2005, filed on March 31, 2006)

3.1.3

Certificate of Amendment to Amended and Restated Certificate of Incorporation dated June 21, 2012 (incorporated by reference to Appendix B to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 27, 2012)

3.1.4

Certificate of Elimination of Series A Junior Participating Preferred Stock dated October 16, 2015 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 16, 2015)

3.1.5

Certificate of Designation of Series A Participating Preferred Stock dated October 16, 2015 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on October 16, 2015)

3.1.6

Certificate of Amendment to Amended and Restated Certificate of Incorporation dated August 15, 2016 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 17, 2016)

3.1.7

Certificate of Designation of Preferences, Rights and Limitations of Series B 10% Convertible Preferred Stock, dated September 29, 2017 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 4, 2017)

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement No. 33-95096) (P)

3.2.1	Certificate of Amendment of Amended and Restated Bylaws (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed on October 31, 2007)

4.1	Specimen certificate representing shares of Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement No. 33-95096) (P)

5.1	Opinion of Buchanan Ingersoll & Rooney PC *

23.1	Consent of SingerLewak LLP, an independent registered public accounting firm *

23.2	Consent of Moss Adams LLP, independent auditors *

23.3	Consent of Buchanan Ingersoll & Rooney PC (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

99.1

Smith Micro Software, Inc. 2015 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed by the Registrant on April 30, 2015)

99.2	Amendment to Smith Micro Software, Inc. 2015 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 99.1 to Registrant’s Current Report on Form 8-K filed on June 15, 2018)

99.3

Amendment to Smith Micro Software, Inc. 2015 Omnibus Equity Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed by the Registrant on April 28, 2020)

* Filed herewith

(P) Paper filing exhibit

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant, Smith Micro Software, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsburgh, Pennsylvania on August 26, 2020.

SMITH MICRO SOFTWARE, INC.

By:	/s/ Timothy C. Huffmyer
Name:	Timothy C. Huffmyer
Title:	Vice President and Chief Financial Officer (principal financial and accounting officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William W. Smith, Jr. and Timothy C. Huffmyer, and each of them acting individually, his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ William W. Smith, Jr. William W. Smith, Jr.	Chairman of the Board, Chief Executive Officer and President (principal executive officer)	August 26, 2020

/s/ Timothy C. Huffmyer Timothy C. Huffmyer	Vice President and Chief Financial Officer (principal financial and accounting officer)	August 26, 2020

/s/ Thomas G. Campbell Thomas G. Campbell	Director	August 26, 2020

/s/ Gregory J. Szabo Gregory J. Szabo	Director	August 26, 2020
/s/ Samuel Gulko Samuel Gulko	Director	August 26, 2020
/s/ Andrew Arno Andrew Arno	Director	August 26, 2020
/s/ Steven L. Elfman Steven L. Elfman	Director	August 26, 2020